CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for Viking Mutual Funds, comprised of Viking Tax-Free Fund for Montana, Viking Tax-Free Fund for North Dakota, Viking Large-Cap Value Fund and Viking Small-Cap Value Fund, we hereby consent to all references to our firm included in or made a part of this Prospectus and Statement of Additional Information to Viking Mutual Funds' Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
May 3, 2010